Exhibit 99.1

Bristol-Myers Squibb Reports Third Quarter Financial Results

•	Increases Third Quarter Revenues 6% to $6.0 Billion

•	Posts Third Quarter GAAP EPS of $0.83 and Non-GAAP EPS of $1.17

•	Announces CheckMate -9LA Meets Primary Endpoint of Overall Survival

•	Presents Important New Data on Immuno-Oncology Portfolio at ESMO

•	Continues to Advance Planned Acquisition of Celgene and Transaction Closing

•	Updates 2019 GAAP and Non-GAAP EPS Guidance

(NEW YORK, October 31, 2019) - Bristol-Myers Squibb Company (NYSE:BMY) today reported results for the third quarter of 2019, which were highlighted by strong sales and a robust operating performance, along with the continuing advancement of the company’s pipeline.

“In the third quarter, we delivered strong business performance and made important progress with our pipeline, including the potential to bring our dual Immuno-Oncology combination to patients with lung cancer, a disease where the unmet need remains high,” said Giovanni Caforio, M.D., chairman and chief executive officer, Bristol-Myers Squibb. “With strong momentum in our R&D and commercial organizations, I am looking forward to the tremendous opportunity when Bristol-Myers Squibb and Celgene come together as one, to deliver innovative medicines and transform patients’ lives.”

	Third Quarter
$ amounts in millions, except per share amounts
	2019	2018	Change
Total Revenues	$6,007	$5,691	6%
GAAP Diluted EPS	0.83	1.16	(28)%
Non-GAAP Diluted EPS	1.17	1.09	7%

THIRD QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted third quarter revenues of $6.0 billion, an increase of 6% compared to the same period a year ago. Revenues increased 7% when adjusted for foreign exchange impact.

•
U.S. revenues increased 7% to $3.5 billion in the quarter compared to the same period a year ago. International revenues increased 3%. When adjusted for foreign exchange impact, international revenues increased 7%.

•	Gross margin as a percentage of revenue decreased from 71.0% to 69.9% in the quarter primarily due to product mix.

•	Marketing, selling and administrative expenses decreased 4% to $1.1 billion in the quarter.

•	Research and development expenses increased 8% to $1.4 billion in the quarter.

•
The effective tax benefit rate was 1.3% in the quarter, compared to an effective tax rate of 11.8% in the same period a year ago. The decrease in the effective tax rate was due to jurisdictional tax rates and other tax impacts attributed to pension settlement charges and the UPSA business divestiture gain in 2019.

•
The company reported net earnings attributable to Bristol-Myers Squibb of $1.4 billion, or $0.83 per share, in the third quarter, compared to net earnings of $1.9 billion, or $1.16 per share, for the same period a year ago.

•
The company reported non-GAAP net earnings attributable to Bristol-Myers Squibb of $1.9 billion, or $1.17 per share, in the third quarter, compared to net earnings of $1.8 billion, or $1.09 per share, for the same period a year ago. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	Cash, cash equivalents and marketable securities were $33.5 billion as of September 30, 2019. The net cash position was $8.5 billion as of September 30, 2019.

ACQUISITION OF CELGENE CORPORATION

•	In August, the company announced Celgene Corporation entered into an agreement with Amgen under which Amgen would acquire the global rights to OTEZLA®. (link)

•
In July, the company announced the European Commission (EC) has granted unconditional approval of the company’s pending acquisition of Celgene Corporation. The company expects to close the Celgene transaction by the end of 2019. (link)

OTEZLA® is a trademark of Celgene Corporation.

THIRD QUARTER PRODUCT AND PIPELINE UPDATE
Product Sales/Business Highlights
Growth in global revenues for the third quarter of 2019, compared to the third quarter of 2018, was driven by:

•	Eliquis, which grew by 22%

•	Opdivo, which grew by 1%

•	Orencia, which grew by 14%

•	Sprycel, which grew by 14%

•	Yervoy, which decreased by 8%

Opdivo
Regulatory

•
In October, the company announced the EC approved Opdivo (nivolumab) flat dosing schedule of 240 mg infused over 30 minutes every two weeks or 480 mg infused over 60 minutes every four weeks for the adjuvant treatment of adult patients with melanoma with involvement of lymph nodes or metastatic disease who have undergone complete resection.

•
In August, the company and Nektar Therapeutics announced the U.S. Food and Drug Administration has granted Breakthrough Therapy Designation for investigational agent bempegaldesleukin in combination with Opdivo for the treatment of patients with previously untreated unresectable or metastatic melanoma.

Clinical

•
In October, the company announced that CheckMate -9LA, a pivotal Phase 3 trial evaluating Opdivo plus low-dose Yervoy (ipilimumab) given concomitantly with two cycles of chemotherapy for the first-line treatment of advanced non-small cell lung cancer, met its primary endpoint of superior overall survival at a pre-specified interim analysis. (link)

•
In September, at the European Society for Medical Oncology 2019 Congress, the company announced important new data and analysis from four studies evaluating Opdivo as monotherapy and in combination with Yervoy:

◦
ATTRACTION-3: Results from the Phase 3 study evaluating Opdivo versus chemotherapy (docetaxel or paclitaxel) for the treatment of patients with unresectable advanced or recurrent esophageal squamous cell carcinoma. The trial was sponsored by Ono Pharmaceutical Co. Ltd. (link)

◦	Checkmate -227: Results from Part 1 of the Phase 3 study evaluating Opdivo plus low-dose Yervoy as first-line treatment for patients with advanced non-small cell lung cancer. (link)

◦
Checkmate -067: Five-year results from the Phase 3 study evaluating the first-line combination of Opdivo plus Yervoy or Opdivo monotherapy, versus Yervoy alone, in patients with advanced metastatic melanoma. (link)

◦
Checkmate -238: Three-year results from the Phase 3 study evaluating adjuvant use of Opdivo versus Yervoy in patients with Stage III or Stage IV melanoma who were at high risk of recurrence following complete surgical resection. (link)

•
In September, at the 20th World Conference on Lung Cancer of the International Association for the Study of Lung Cancer, the company announced long-term pooled efficacy and safety results from the Phase 3 CheckMate -017 and CheckMate -057 studies in patients with previously treated advanced non-small cell lung cancer. (link)

•
In September, the company announced results from the Phase 3 CheckMate -548 trial evaluating the addition of Opdivo to the current standard of care (temozolomide and radiation therapy) versus the standard of care alone in patients with newly diagnosed glioblastoma multiforme that is O6-methylguanine-DNA methyltransferase-methylated. The study did not meet its primary endpoint of progression-free survival. The study remains ongoing for OS. (link)

Eliquis
Clinical

•
In September, at the European Society of Cardiology Congress 2019, the company and its alliance partner Pfizer announced findings from NAXOS (EvaluatioN of ApiXaban in strOke and Systemic embolism prevention in patients with nonvalvular atrial fibrillation in the real-life setting in France), the largest real-world data analysis on oral anticoagulant effectiveness and safety in Europe among patients with non-valvular atrial fibrillation. (link)

Empliciti
Regulatory

•
In August, the EC approved Empliciti (elotuzumab) plus pomalidomide and low-dose dexamethasone for the treatment of adult patients with relapsed and refractory multiple myeloma who have received at least two prior therapies, including lenalidomide and a proteasome inhibitor, and have demonstrated disease progression on the last therapy.

2019 FINANCIAL GUIDANCE
Bristol-Myers Squibb is decreasing its 2019 GAAP EPS guidance range from $3.73 - $3.83 to $3.46 - $3.56 and increasing its non-GAAP EPS guidance range from $4.20 - $4.30 to $4.25 - $4.35. Both GAAP and non-GAAP guidance assume current exchange rates. Key revised 2019 GAAP and non-GAAP line-item guidance assumptions are:

•	An effective tax rate of 13% to 14% for GAAP and approximately 16% for non-GAAP

The financial guidance for 2019 excludes the impact of any potential future strategic acquisitions and divestitures, including any impact of the pending Celgene acquisition other than expenses incurred in 2019, and any specified items that have not yet been identified and quantified. The non-GAAP 2019 guidance also excludes other specified items as discussed under “Use of Non-GAAP Financial Information.” Details reconciling adjusted non-GAAP amounts with the amounts reflecting specified items are provided in supplemental materials available on the company’s website.

Guidance inclusive of the Celgene acquisition will be provided after the close of the transaction.

Use of Non-GAAP Financial Information

This earnings release contains non-GAAP financial measures, including non-GAAP earnings and related EPS information that are adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods, including acquisition and integration expenses, restructuring costs, accelerated depreciation and impairment of property, plant and equipment and intangible assets, R&D charges or other income resulting from up-front or contingent milestone payments in connection with the acquisition or licensing of third-party intellectual property rights, divestiture gains or losses, pension, legal and other contractual settlement charges, interest expense on the new notes issued in May 2019 in connection with our pending acquisition of Celgene and interest income earned on the net proceeds of those notes and debt redemption gains or losses, among other items. Deferred and current income taxes attributed to these items are also adjusted for considering their individual impact to the overall tax expense, deductibility and jurisdictional tax rates. This earnings release also provides international revenues excluding the impact of foreign exchange. Non-GAAP information is intended to portray the results of the company’s baseline performance, supplement or enhance management, analysts and investors overall understanding of the company’s underlying financial performance and facilitate comparisons among current, past and future periods. For example, non-GAAP earnings and EPS information is an indication of the company’s baseline performance before items that are considered by us to not be reflective of the company’s ongoing results. In addition, this information is among the primary indicators that we use as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting for future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted EPS prepared in accordance with GAAP and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook. For more information about Bristol-Myers Squibb's pending acquisition of Celgene, please visit https://bestofbiopharma.com.

There will be a conference call on October 31, 2019 at 8:30 a.m. ET during which company executives will review financial information and address inquiries from investors and analysts. Investors and the general public are invited to listen to a live webcast of the call at http://investor.bms.com or by calling the U.S. toll free 800-458-4121 or international 786-789-4772, confirmation code: 532230. Materials related to the call will be available at the same website prior to the conference call. A replay of the call will be available beginning at 11:45 a.m. ET on October 31, 2019 through 11:45 a.m. ET on November 14, 2019. The replay will also be available through http://investor.bms.com or by calling the U.S. toll free 888-203-1112 or international 719-457-0820, confirmation code: 532230.

For more information, contact: Media: Carrie Fernandez, 609-252-5222, carrie.fernandez@bms.com;
Investor Relations: John Elicker, 609-252-4611, john.elicker@bms.com or Tim Power, 609-252-7509, timothy.power@bms.com

Website Information

We routinely post important information for investors on our website, BMS.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. We may also use social media channels to communicate with our investors and the public about our company, our products and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements

This earnings release and the related attachments (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, the company’s ability to execute successfully its strategic plans, including its business development strategy generally and in relation to its ability to complete the financing transactions in connection with and to realize the projected benefits of the company’s pending acquisition of Celgene, the expiration of patents or data protection on certain products, including assumptions about the company’s ability to retain patent exclusivity of certain products and the impact, and result of governmental investigations. No forward-looking statement can be guaranteed, including that the company’s future clinical studies will support the data described in this release, product candidates will receive necessary clinical and manufacturing regulatory approvals, pipeline products will prove to be commercially successful, clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes or contractual milestones will be achieved.

Such forward-looking statements are based on historical performance and current expectations and projections about the company’s future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond the company’s control and could cause the company’s future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to, challenges inherent in new product development, including obtaining and maintaining regulatory approval; competitive developments affecting current products; difficulties and delays in product introduction and commercialization; industry competition from other manufacturers; the company’s ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions; pricing controls and pressures (including changes in rules and practices of managed care organizations and institutional and governmental purchasers); the impact of any U.S. healthcare reform and legislation or regulatory action in the U.S. and markets outside the U.S. affecting pharmaceutical product pricing, reimbursement or access; changes in tax law and regulations, including the impact of the Tax Cuts and Jobs Act of 2017 and related guidance; any significant issues that may arise related to the company’s joint ventures and other third-party business arrangements; the company’s ability to execute its financial, strategic and operational plans or initiatives; the ability to attract and retain key personnel; the company’s ability to identify potential strategic acquisitions or transactions and successfully realize the expected benefits of such transactions, including with respect to the pending acquisition of Celgene;

the conditions to closing the Celgene transaction will be satisfied and, if the transaction closes, the company’s ability to successfully integrate Celgene, manage the impact of the company’s increased indebtedness, achieve anticipated synergies and effectively address any risks that Celgene currently faces, including the loss of patent protection for any of its commercialized products and the failure to obtain approvals for its pipeline products; the successful closing of the OTEZLA® divestiture and use of proceeds therefrom; difficulties or delays in manufacturing, distribution or sale of products, including without limitation, interruptions caused by damage to the company’s and the company’s suppliers’ manufacturing sites; regulatory decisions impacting labeling, manufacturing processes and/or other matters; the impact on the company’s competitive position from counterfeit or unregistered versions of its products or stolen products; the adverse impact of cyber-attacks on the company’s information systems or products, including unauthorized disclosure of trade secrets or other confidential data stored in the company’s information systems and networks; political and financial instability of international economies and sovereign risk; and issuance of new or revised accounting standards.

Forward-looking statements in this earnings release should be evaluated together with the many risks and uncertainties that affect the company’s business and market, particularly those identified in the cautionary statement and risk factors discussion in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document and except as otherwise required by applicable law, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues(b)
	2019	2018	% Change	2019	2018	% Change
Prioritized Brands
Opdivo	$1,817	$1,793	1%	$1,088	$1,141	(5)%
Eliquis	1,928	1,577	22%	1,124	917	23%
Orencia	767	675	14%	554	474	17%
Sprycel	558	491	14%	325	267	22%
Yervoy	353	382	(8)%	222	278	(20)%
Empliciti	89	59	51%	62	41	51%

Established Brands
Baraclude	145	175	(17)%	2	6	(67)%
Other Brands(a)	350	539	(35)%	95	111	(14)%

Total	$6,007	$5,691	6%	$3,472	$3,235	7%

(a)	Includes Sustiva, Reyataz, Daklinza and all other products that lost exclusivity in major markets, over-the-counter brands and royalty revenue.
(b)	Includes United States and Puerto Rico.

BRISTOL-MYERS SQUIBB COMPANY
PRODUCT REVENUES
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited, dollars in millions)

	Worldwide Revenues			U.S. Revenues(b)
	2019	2018	% Change	2019	2018	% Change
Prioritized Brands
Opdivo	$5,441	$4,931	10%	$3,324	$3,103	7%
Eliquis	5,895	4,733	25%	3,599	2,781	29%
Orencia	2,185	1,979	10%	1,569	1,360	15%
Sprycel	1,561	1,464	7%	872	791	10%
Yervoy	1,104	946	17%	750	668	12%
Empliciti	263	178	48%	183	119	54%

Established Brands
Baraclude	433	579	(25)%	16	25	(36)%
Other Brands(a)	1,318	1,778	(26)%	275	396	(31)%

Total	$18,200	$16,588	10%	$10,588	$9,243	15%

(a)	Includes Sustiva, Reyataz, Daklinza and all other products that lost exclusivity in major markets, over-the-counter brands and royalty revenue.
(b)	Includes United States and Puerto Rico.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net product sales	$5,768	$5,433	$17,512	$15,866
Alliance and other revenues	239	258	688	722
Total Revenues	6,007	5,691	18,200	16,588

Cost of products sold	1,810	1,648	5,646	4,857
Marketing, selling and administrative	1,055	1,104	3,137	3,215
Research and development	1,382	1,280	4,061	4,965
Other income (net)	411	(508)	252	(912)
Total Expenses	4,658	3,524	13,096	12,125

Earnings Before Income Taxes	1,349	2,167	5,104	4,463
Provision for Income Taxes	(17)	255	584	674

Net Earnings	1,366	1,912	4,520	3,789
Noncontrolling Interest	13	11	25	29
Net Earnings Attributable to BMS	$1,353	$1,901	$4,495	$3,760

Average Common Shares Outstanding:
Basic	1,632	1,632	1,634	1,633
Diluted	1,634	1,636	1,636	1,637

Earnings per Common Share:
Basic	$0.83	$1.16	$2.75	$2.30
Diluted	0.83	1.16	2.75	2.30

Other income (net)
Interest expense	$209	$44	$377	$135
Investment income	(173)	(44)	(348)	(118)
Equity investment losses/(gains)	261	(97)	15	244
Provision for restructuring	10	45	32	102
Acquisition expenses	7	—	475	—
Integration expenses	96	—	224	—
Litigation and other settlements	(1)	11	—	10
Equity in net income of affiliates	—	(22)	—	(73)
Divestiture gains	(1,179)	(108)	(1,171)	(178)
Royalties and licensing income	(356)	(338)	(967)	(1,058)
Transition and other service fees	(7)	—	(11)	(5)
Pension and postretirement	1,537	(10)	1,607	(40)
Intangible asset impairment	—	—	15	64
Other	7	11	4	5
Other income (net)	$411	$(508)	$252	$(912)

BRISTOL-MYERS SQUIBB COMPANY
SPECIFIED ITEMS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited, dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Impairment charges	$9	$—	$118	$10
Accelerated depreciation and other shutdown costs	13	13	55	30
Cost of products sold	22	13	173	40

Marketing, selling and administrative	—	—	1	1

License and asset acquisition charges	—	—	25	1,135
IPRD impairments	—	—	32	—
Site exit costs and other	20	18	58	57
Research and development	20	18	115	1,192

Interest expense	166	—	249	—
Investment income	(99)	—	(153)	—
Equity investment losses/(gains)	261	(97)	15	244
Provision for restructuring	10	45	32	102
Acquisition expenses	7	—	475	—
Integration expenses	96	—	224	—
Divestiture gains	(1,179)	(108)	(1,171)	(176)
Royalties and licensing income	(9)	—	(9)	(75)
Pension and postretirement	1,545	27	1,638	95
Intangible asset impairment	—	—	—	64
Other income (net)	798	(133)	1,300	254

Increase/(decrease) to pretax income	840	(102)	1,589	1,487

Income taxes on items above	(275)	1	(423)	(225)
Income taxes attributed to U.S. tax reform	—	(20)	—	(49)
Income taxes	(275)	(19)	(423)	(274)

Increase/(decrease) to net earnings	$565	$(121)	$1,166	$1,213

BRISTOL-MYERS SQUIBB COMPANY
RECONCILIATION OF CERTAIN GAAP LINE ITEMS TO CERTAIN NON-GAAP LINE ITEMS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018
(Unaudited, dollars and shares in millions except per share data)

	Three Months Ended September 30, 2019			Nine Months Ended September 30, 2019
	GAAP	Specified Items(a)	Non- GAAP	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$4,197	$22	$4,219	$12,554	$173	$12,727
Marketing, selling and administrative	1,055	—	1,055	3,137	(1)	3,136
Research and development	1,382	(20)	1,362	4,061	(115)	3,946
Other income (net)	411	(798)	(387)	252	(1,300)	(1,048)
Earnings Before Income Taxes	1,349	840	2,189	5,104	1,589	6,693
Provision for Income Taxes	(17)	(275)	258	584	(423)	1,007
Noncontrolling Interest	13	—	13	25	—	25

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,353	$565	$1,918	$4,495	$1,166	$5,661

Average Common Shares Outstanding - Diluted	1,634	1,634	1,634	1,636	1,636	1,636
Diluted Earnings Per Share	$0.83	$0.34	$1.17	$2.75	$0.71	$3.46

Effective Tax Rate	(1.3)%	13.1%	11.8%	11.4%	3.6%	15.0%

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	GAAP	Specified Items(a)	Non- GAAP	GAAP	Specified Items(a)	Non- GAAP
Gross Profit	$4,043	$13	$4,056	$11,731	$40	$11,771
Marketing, selling and administrative	1,104	—	1,104	3,215	(1)	3,214
Research and development	1,280	(18)	1,262	4,965	(1,192)	3,773
Other income (net)	(508)	133	(375)	(912)	(254)	(1,166)
Earnings Before Income Taxes	2,167	(102)	2,065	4,463	1,487	5,950
Provision for Income Taxes	255	(19)	274	674	(274)	948
Noncontrolling Interest	11	—	11	29	—	29

Net Earnings Attributable to BMS used for Diluted EPS Calculation	$1,901	$(121)	$1,780	$3,760	$1,213	$4,973

Average Common Shares Outstanding - Diluted	1,636	1,636	1,636	1,637	1,637	1,637
Diluted Earnings Per Share	$1.16	$(0.07)	$1.09	$2.30	$0.74	$3.04

Effective Tax Rate	11.8%	1.5%	13.3%	15.1%	0.8%	15.9%

(a)	Refer to the Specified Items schedule for further details. Effective tax rate on the Specified Items represents the difference between the GAAP and Non-GAAP effective tax rate.

BRISTOL-MYERS SQUIBB COMPANY
NET CASH/(DEBT) CALCULATION
AS OF SEPTEMBER 30, 2019 AND DECEMBER 31, 2018
(Unaudited, dollars in millions)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$30,489	$6,911
Marketable securities - current	2,053	1,973
Marketable securities - non-current	925	1,775
Cash, cash equivalents and marketable securities	33,467	10,659
Short-term debt obligations	(569)	(1,703)
Long-term debt	(24,390)	(5,646)
Net cash position	$8,508	$3,310